UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2007

Portfolio Recovery Associates, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Previous independent registered public accounting firm

On March 8, 2007, the Audit Committee of Portfolio Recovery Associates, Inc. (the "Company") dismissed PricewaterhouseCoopers LLP ("PwC") as its independent registered public accounting firm, effective immediately.

The reports of PwC on the financial statements of the Company as of and for the fiscal years ended December 31, 2005 and 2006 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

There were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the fiscal years ended December 31, 2005 and 2006 and through March 8, 2007, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in its report on the Company’s financial statements for such years.

There were no reportable events pursuant to Item 304(a)(1)(v) of Regulation S-K during the fiscal years ended December 31, 2005 and 2006 and through March 8, 2007.

Attached as Exhibit 16 is a letter from PwC addressed to the Securities and Exchange Commission stating whether or not PwC concurs with the statements made above by the Company.

(b) New independent registered public accounting firm

On March 8, 2007, the Audit Committee of the Company appointed KPMG LLP to serve as the Company's independent registered public accounting firm, effective immediately.

During the fiscal years ended December 31, 2005 and 2006 and through March 8, 2007, the Company has not consulted with KPMG LLP regarding any of the matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements. None.
(b) Pro-forma Financial Information. None.
(c) Exhibits

16 Letter of PricewaterhouseCoopers LLP, dated March 13, 2007, to the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portfolio Recovery Associates, Inc.

March 13, 2007	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: EVP/CFO

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Exhibit Index

Exhibit No.	Description

16	Letter of PricewaterhouseCoopers LLP, dated March 13, 2007, to the Securities and Exchange Commission.